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                                                                   EXHIBIT 10.2


                             ROPER INDUSTRIES, INC.
                   1993 STOCK PLAN FOR NONEMPLOYEE DIRECTORS,
                            AS AMENDED AND RESTATED
                                EFFECTIVE AS OF
                                 MARCH 11, 2003


                               SECTION 1. PURPOSE

         The purpose of the Roper Industries, Inc. 1993 Stock Plan for Nonemployee Directors (the "Plan") is to promote the interests of Roper Industries, Inc. (the "Company") and its shareholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable nonemployee directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

                     SECTION 2. SHARES SUBJECT TO THE PLAN

         The total number of shares of common stock (the "Common Stock") of the Company which may be issued pursuant to the exercise of stock options granted under the Plan and through restricted stock grants made under the Plan after January 1, 2001 shall not exceed the 460,000 shares of Common Stock which were approved for listing on the New York Stock Exchange before January 1, 2001, as such number might be adjusted under Section 7, (the "Shares") The Shares shall consist of shares of Common Stock currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market and in private transactions. If any option granted under the Plan expires or terminates for any reason without having been exercised in full or any restricted stock grant is forfeited, the Shares subject to, but not delivered under, such option and the forfeited Shares of restricted stock may become available for the grant of other options or for other restricted stock grants under the Plan. No shares delivered to the Company in full or partial payment of an option price payable pursuant to
Section 6.3 shall become available for the grant of other options or restricted stock grants under the Plan.

                     SECTION 3. ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Compensation Committee of the Company's Board of Directors or, if all the members of such committee are not "non-employee directors" as such term is defined in Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), a subcommittee of such committee which consists of two or more members of such committee who are "non-employee directors (the "Committee"). Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable; provided that, the terms and conditions of each stock option grant and each restricted stock grant made under Section 6 shall be set by the Board of Directors after taking into account any recommendations made by the Committee with respect to such grant.


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                      SECTION 4. PARTICIPATION IN THE PLAN

         Each member of the Company's Board of Directors (a "Director") who is not otherwise an employee of the Company or any subsidiary of the Company (an "Eligible Director") shall be eligible to participate in the Plan.

         SECTION 5. ANNUAL STOCK OPTION AND RESTRICTED STOCK GRANT CAP

         Each Eligible Director shall be eligible to receive each calendar year a stock option grant to purchase Shares or a restricted stock grant of Shares or such a stock option grant and such a restricted stock grant, provided the total number of Shares subject all grants made under the Plan for any calendar year to any Eligible Director shall not exceed 4,000 Shares. The 4,000 Share figure in this Section 5 shall be subject to adjustment under Section 7.

               SECTION 6. OPTION AND RESTRICTED STOCK GRANT TERMS

         Each option granted to an Eligible Director and each restricted stock grant made to an Eligible Director under the Plan and the issuance of Shares pursuant to the exercise of such option or the vesting of the restricted stock grant shall be subject to the following terms:

6.1      AGREEMENTS

         Each option granted and each restricted stock grant made under the Plan shall be evidenced by an agreement (an "Agreement") duly executed on behalf of the Company and by the Eligible Director to whom such grant is made and dated as of the applicable date of grant. Each Agreement shall be signed on behalf of the Company by an officer or officers delegated such authority by the Committee using either manual or facsimile signature. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

6.2      GRANT SIZE AND GRANT DATES

         Following his or her initial appointment or election as a Director, each Eligible Director shall receive annually a grant (a "Grant") of stock options or restricted stock, or a combination of stock options and restricted stock, subject to the cap set forth in Section 5, as determined by the Board of Directors after taking into account any recommendations made by the Committee with respect to such grant. A Grant for any year shall be made following the Annual Meeting of Shareholders (as described in the Company's By-Laws) held in that year, provided that such Eligible Director is serving as a Director at the time of such Annual Meeting of Shareholders. Such Grants to an Eligible Director first elected at an Annual Meeting of Shareholders will commence with such meeting. The Shares subject to a restricted stock Grant made to an Eligible Director shall be issued in the name of the Eligible Director and held by the Company subject to the terms of such Grant after he or she executes an irrevocable stock power in form and substance satisfactory to the Company with respect to such Shares pursuant to which a forfeiture can be effected by the Company in accordance with the terms of such Grant.


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6.3      OPTION EXERCISE PRICE

         The option exercise price per Share for any option Grant shall be the average of the Fair Market Values (as hereinafter defined) for the fifth through the ninth business days (which are days on which the exchange on which the Shares shall be traded is open for trading) following the date of grant. For purposes of the Plan, "Fair Market Value" equals the mean of the high and low per share trading prices for the Common Stock as reported in THE WALL STREET JOURNAL.

6.4      EXERCISE OF OPTIONS AND VESTING OF RESTRICTED STOCK

         (a) OPTIONS. An Eligible Director's right to an option shall be nonforfeitable on the day the option is granted, but the option shall not be exercisable until the first anniversary of the Annual Meeting as of which the option is granted and shall only be exercisable on or after that anniversary date with respect to 50% of the number of Shares subject to such option. The remainder of the option shall be exercisable on or after the second anniversary of the Annual Meeting as of which the option is granted.

         (b) RESTRICTED STOCK. An Eligible Director shall forfeit his or her right to 100% of the Shares subject to a restricted stock Grant if his or her status as a Director terminates for any reason before the end of the six month period which starts on the date of the Annual Meeting as of which the restricted stock Grant is made and shall forfeit his or her right to at least 50% of the Shares subject to the restricted stock Grant if his or her status as a Director terminates for any reason before the first anniversary of the date of the Annual Meeting as of which the restricted stock Grant is made. If an Eligible Director's status as a Director terminates for any reason after the first anniversary of the Annual Meeting as of which the restricted stock Grant is made, his or her Agreement shall specify the percentage, if any, of the Shares subject to such Grant which the Eligible Director will forfeit if his or her status as a Director terminates for any reason after the first anniversary of such Annual Meeting.

         (c) EXCEPTIONS. The Board of Directors may provide such exceptions to the forfeiture provisions of Section 6.4(b) in the Agreement for an Eligible Director as the Board of Directors deems reasonable and appropriate based on the circumstances described in Section 6.7 under which a Director's right to exercise an option will extend beyond the date his or her service as a Director terminates; provided, however, there shall be no exception to the forfeiture provisions of Section 6.4(b) for a termination of service described in Section 6.7(a)(ii) or any other termination of service at a time when a Director would be entitled to an early retirement benefit under the Company's "Retirement Savings Plan", as then in effect, if the Eligible Director were an employee of the Company.

6.5      TIME AND MANNER OF OPTION EXERCISE

         Any option when exercisable maybe exercised in whole or in part at any time or from time to time during the option period by giving written notice, signed by the person exercising the option, to the Company stating the number of Shares with respect to which the option is


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being exercised and accompanied by payment in full of the option exercise price for the number of Shares to be purchased. The date both such notice and payment are received by the office of the Secretary of the Company shall be the date of exercise of the stock option as to such number of Shares. No option may at any time be exercised with respect to a fractional share.

6.6      PAYMENT OF EXERCISE PRICE

         Payment for all shares of Common Stock purchased pursuant to the exercise of an option will be made in any form or manner authorized by the Committee in the related Agreement or by any amendment thereto, including, but not limited to, cash or, if the Agreement provides:

         (i) by delivery to the Company of a number of Shares which have been owned by the holder for at least six (6) months prior to the date of exercise having a aggregate Fair Market Value of not less than the product of the exercise price multiplied by the number of shares the Eligible Director intends to purchase upon the exercise of the option on the date of delivery; or

         (ii) by a deemed delivery of a number of Shares which the Eligible Director identifies in a notice to the Company and which had been owned by the Director for at least six (6) months, in which event the Company shall only deliver to the Eligible Director pursuant to the exercise of the option with such deemed delivery of shares a number of Shares equal to the excess of the number of shares so purchased on such exercise of the option over the number of shares described in such notice; or

         (iii) in an exercise effected through delivery of an irrevocable notice of exercise to a broker.

Any delivery or deemed delivery of Shares of Common Stock shall be valued at Fair Market Value on the date of the delivery of such shares to the Company or, in the case of a deemed delivery, the date the related notice is delivered to the Company.

If the Fair Market Value of the number of whole shares of Common Stock transferred or the number of whole option Shares surrendered is less than the total exercise price of the option, the shortfall must be made up in cash.

6.7      TERM OF OPTIONS

         Each option shall expire ten years from its date of grant, but shall be subject to earlier termination as follows:

         (a) In the event of the termination of an Director's service as a Director, other than by reason of retirement, total and permanent disability or death, the then-outstanding options of such Director shall automatically expire on the effective date of such termination. For purposes of the Plan, the term "by reason of retirement" means (i) mandatory retirement pursuant to Board policy or (ii) termination of service voluntarily at a time when the Director would be entitled to an early retirement benefit under the Company's "Retirement Savings Plan", as then in effect, if the Eligible Director were an employee of the Company.


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         (b)      In the event of the termination of a Director's service as a
Director by reason of retirement or total and permanent disability, the then-outstanding options of such Director shall be exercisable until four years after the date of such termination or on the stated grant expiration date, whichever is earlier.

         (c) In the event of the death of a Director while serving as a Director, the then outstanding options of such Director shall be exercisable until four years after the date of death of such Director or on the stated expiration date, whichever is earlier.

         Exercise of a deceased Director's options that are still exercisable shall be by the estate of such Director or by a person or persons whom the Director has designated in writing filed with the Company, or. if no such designation has been made, by the person or persons to whom the Director's rights have passed by will or the laws of descent and distribution.

6.8     TRANSFERABILITY

         The right of a Director to exercise an option granted under the Plan shall, during the lifetime of such Director, be exercisable only by such Director or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"), and shall not be assignable or transferable by such Director other than by will or the laws of descent and distribution or a QDRO.

6.9.     LIMITATION OF RIGHTS

         6.9.1 LIMITATION AS TO SHARES. Neither an Eligible Director nor an Eligible Director's successor or successors in interest shall have any rights as a shareholder of the Company with respect to any Shares subject to an option granted to such person until the date of issuance of a stock certificate for such Shares. If any Shares are issued to an Eligible Director pursuant to a restricted stock Grant, he or she shall have the right to vote such shares and to receive the cash dividends paid on such shares pending the time he or she either forfeits such shares or vests in such shares, but any dividends other than cash dividends on such shares and any other distributions made with respect to such shares shall be held by the Company subject to the same restrictions as the Shares issued to the Eligible Director pursuant to such restricted stock Grant.

         6.9.2 LIMITATION AS TO DIRECTORSHIP. Neither the Plan, nor the granting of an option or the making of a restricted stock grant, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

6.10     REGULATORY APPROVAL AND COMPLIANCE

         The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan or the grant of any restricted stock under the Plan or to record as a holder of record of Shares the name of the individual exercising an option


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under the Plan or receiving any restricted stock, without obtaining to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee and without complying, to the Committee's complete satisfaction, with all rules and regulations under federal, state, or local law deemed applicable by the Committee.

6.11     GRANT ALTERNATIVES

         If an Eligible Director is subject to tax in a jurisdiction other than the United States and if the Committee determines that tax consequences to options or restricted stock grants in such jurisdiction are materially less favorable to the Eligible Director than the tax consequences to an Eligible Director under the laws of the United States, the Committee shall have the right and the discretion to make grants to such Eligible Director which are alternatives to option Grants or restricted stock Grants to the extent the Committee determines that such alternatives can achieve tax consequences for the Eligible Director which are more like the consequences to an Eligible Director under the laws of the United States and such alternatives do not have consequences to the Company which are materially less favorable to the Company than the consequences to options or restricted stock Grants.

                         SECTION 7. CAPITAL ADJUSTMENTS

         The number and class of Shares described in Section 2, the number and class of Shares with respect to which an option may be granted or a restricted stock Grant made to an Eligible Director under the Plan as provided in Section 5, the number and class of Shares subject to each outstanding option and restricted stock Grant, and the exercise price per Share specified in each outstanding option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, or other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

                        SECTION 8. EXPENSES OF THE PLAN

         All costs and expenses of the adoption and administration of the Plan shall be paid by the Company, and none of such expenses shall be charged to any Eligible Director.

               SECTION 9. EFFECTIVE DATE AND DURATION OF THE PLAN

         The Plan originally was be effective immediately following its initial approval by the Company's shareholders. The Plan shall continue in effect until it is terminated by action of the Board of Directors or the Company's shareholders, but such termination shall not affect the terms of any then-outstanding options. The amended and restated Plan shall be effective as of March 31, 2003.

               SECTION 10. TERMINATION AND AMENDMENT OF THE PLAN

         The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that, if required to qualify the Plan under Rule 16b-3, no amendment shall be made more than once every six months that would change the amount, price


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or timing of the Initial and Annual Grants, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided, further, that if required to qualify the Plan under Rule 16b-3, no amendment that would:

         a. materially increase the number of Shares that may be issued under the Plan,

         b. materially modify the requirements as to eligibility for participation in the Plan, or,

         c. otherwise materially increase the benefits accruing to participants under the Plan shall be made without the approval of the Company's shareholders.


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